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                                                                    EXHIBIT 23


                        INDEPENDENT AUDITORS' CONSENT


The Board of Directors
GST Telecommunications, Inc.:

We consent to incorporation by reference in the Registration Statements
(Nos. 33-94072, 333-07237 and 333-53981) on Form S-8, (Nos. 33-95324,
33-94096, 333-1538 and 333-76405) on Form F-3, and (Nos. 333-15699,
333-16141, 333-32137, 333-21729, 333-19339, 333-45013 and 333-52437) on
Form S-3 of GST Telecommunications, Inc. of our report dated March 17, 2000 relating to the consolidated balance sheets of GST Telecommunications, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, shareholders' deficit, and cash flows for each of the years in the two-year period ended December 31, 1999, the three-month period ended December 31, 1997 and the year ended September 30, 1997, which report appears in the December 31, 1999 Form 10K of GST Telecommunications, Inc.


                                                  /s/ KPMG LLP


Portland, Oregon
March 27, 2000